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EXHIBIT 3.2

                OFFICE OF THE SECRETARY OF STATE
                       STATE OF OKLAHOMA

                    [State of Oklahoma Seal]

                            AMENDED
                  CERTIFICATE OF INCORPORATION

     WHEREAS, the Amended Certificate of Incorporation of

                    SOUTHERN WIRELESS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

     Filed in the City of Oklahoma City this 20th day of March, 2000.


                         /s/ Mike Hunter
                         Secretary of State

[ Seal of Oklahoma]





















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                    CERTIFICATE OF AMENDMENT
                               TO
                  CERTIFICATE OF INCORPORATION
                               OF
                    SOUTHERN WIRELESS, INC.

       PURSUANT TO a Resolution of the Stockholders which was approved and passed February 2, 2000 by a majority of more that 2/3 of the shares issued and outstanding, and by a Resolution approved and passed unanimously by the Board of Directors February 2, 2000, the Certificate of Incorporation is hereby amended in that the Par Value of the common stock is changed to $0.00005 and the number of authorized shares is increased to 200,000,000. Pursuant to the aforementioned Resolutions, this amendment is effective at the closed of business March 21, 2000.

       THE UNDERSIGNED, being all of the Directors of the Corporation, hereby declare and certify that this amendment is pursuant to a Resolution of a majority of the shareholders and of a Resolution of all of the Directors and that the amendment has been duly adopted in accordance with the provisions of Title 18 subsection 1077 of the General Corporation Act.


                              /s/ W. A. Walker
                              W. A. Walker, Jr. Director


                              /s/ Ryan Corley
                              Ryan Corley, Director